UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MEXORO MINERALS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MEXORO MINERALS LTD.
C. General Retana
#706 Col. San Felipe
Chihuahua, Chih. Mexico 31203
52 (614) 426 5505
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To All Shareholders of Mexoro Minerals Ltd.:
The purpose of this letter is to inform you that on March 22, 2010, at 9:00 a.m., Pacific Time, a Special Meeting of Shareholders of Mexoro Minerals Ltd., a Colorado corporation (the “Company”) will be held at DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, California, 92121, for the purposes set forth below.
1. To consider and vote on the reincorporation of the Company from the State of Colorado to the State of Delaware.
2. To consider and vote on the name change of the Company to Pan American Goldfields Ltd.
3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.
The Board of Directors of the Company (the “Board”) has unanimously approved the foregoing proposals and recommends that you vote in favor of the proposals. Whether or not you are personally able to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.
The Board has fixed the close of business on February 1, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Shares of the common stock of the Company may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.
YOU HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS UNDER ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT AND OBTAIN THE “FAIR VALUE” OF YOUR SHARES OF CAPITAL STOCK OF THE COMPANY, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER APPLICABLE COLORADO LAW. FOR A DISCUSSION REGARDING YOUR DISSENTERS’ RIGHTS, SEE THE SECTION TITLED “DISSENTERS’ RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT AND APPENDIX D ATTACHED THERETO, WHICH RECITES ALL APPLICABLE STATUTORY PROVISIONS.
The Board cordially invites you to attend the Special Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals.

[_____], 2010	By Order of the Board of Directors

George Young
President

i

MEXORO MINERALS LTD.
C. General Retana
#706 Col. San Felipe
Chihuahua, Chih. Mexico 31203
52 (614) 426 5505
PROXY STATEMENT
[_______], 2010
General
This Proxy Statement is being furnished by Mexoro Minerals Ltd., a Colorado corporation (the “Company”, “Mexoro”, “we”, or “us”), to solicit proxies to be used at a Special Meeting of Shareholders of the Company to be held on March 22, 2010, at 9:00, Pacific time, at DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, California, 92121, and any adjournment(s) thereof (the “Special Meeting”) for the following purposes:
1. To consider and vote on the reincorporation of the Company from the State of Colorado to the State of Delaware.
2. To consider and vote on the name change of the Company to Pan American Goldfields Ltd.
3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.
Shareholders of record as of the close of business on February 1, 2010 (the “Record Date”) may vote at the Special Meeting and at any adjournment(s) of the Special Meeting. Each shareholder has one vote for each share of the Company’s common stock (the “Common Stock”), held of record by such shareholder on the Record Date. On the Record Date, there were [_____] shares of Common Stock, no par value, issued and outstanding.
All valid proxies received by the Secretary of the Company before the Special Meeting and not revoked will be exercised. All shares of Common Stock validly represented by proxy will be voted and, where a shareholder specifies by means of a valid proxy a choice with respect to any matter to be acted upon, the shares of Common Stock will be voted in accordance with the specifications so made. If you do not specify on your proxy card how you want to vote your shares and authority to vote is not specifically withheld, your shares will be voted as follows: (i) for the proposal to reincorporate the Company from the State of Colorado to the State of Delaware; (ii) for the proposal to effect the name change of the Company to Pan American Goldfields Ltd; and (iii) with discretionary authority with respect to all other matters which may properly come before the Special Meeting or any adjournments thereof. Shareholders who hold their shares in “street name” (i.e., in the name of a bank, broker or other record holder) must vote their shares in the manner prescribed by their banks, brokers, or other record holders.
You can revoke your proxy at anytime before it is exercised in one of three ways:
1. by delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy;
2. by duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares; or
3. by attending the Special Meeting and voting in person, provided that you notify the Company’s Secretary at the Special Meeting of your intention to vote in person at any time prior to the voting of your proxy.
The expenses of mailing this Proxy Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward this Proxy Statement to the beneficial owners of the Company’s capital stock held of record by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

Vote Required
A quorum, being one-third of shares of outstanding common stock entitled to vote on a matter, is necessary in order for business to be transacted at the meeting. To be approved, the reincorporation of the Company from the laws of the State of Colorado to the laws of the State of Delaware and the name change of the Company to Pan American Goldfields must receive the affirmative vote of the majority of the outstanding shares of common stock.
PROPOSAL 1
REINCORPORATION IN DELAWARE
General
Mexoro Minerals Ltd. is a publicly traded development stage company focused on mineral exploration and development activities in Mexico. The Company incorporated in the State of Colorado in 1997 as Sunburst Acquisitions IV, Inc. In February 2006, it changed its corporate name to Mexoro Minerals Ltd. The Company’s principal executive offices are located at #706 Col. San Felipe, Chihuahua, Chihuahua Mexico 31203, and its telephone number is 52 (614) 426 5505. The Company can also be contacted by mail at 12303 Airport Way, Suite 200, Broomfield, Colorado 80021, and by telephone at (303) 327-1587.
The Board of Directors has unanimously approved and recommends that the shareholders approve the reincorporation of Mexoro from the State of Colorado to the State of Delaware (the “Reincorporation Proposal”). The reincorporation will be effected pursuant to an Agreement and Plan of Merger, dated as of [__], 2010 (the “Merger Agreement”), by and between Mexoro and Pan American Goldfields Ltd., a Delaware corporation (“Pan American Goldfields”) which is a wholly owned subsidiary of Mexoro. The Board of Directors, and the board of directors of Pan American Goldfields, have unanimously approved the Merger Agreement. The Merger Agreement is included as Appendix A to this Proxy Statement. A vote in favor of the reincorporation proposal is also effectively a vote in favor of the Certificate of Incorporation included as Appendix A to this Proxy Statement and the Bylaws included as Appendix B to this Proxy Statement subject to alternative provisions in the event Proposal 2 is not approved.
No Change in Business, Jobs, Physical Location, Etc.
The reincorporation merger will effect a change in the legal domicile of Mexoro and other changes of a legal nature, the most significant of which are described below under “—Comparison of Shareholder Rights Before and After the Reincorporation.” However, the reincorporation merger will not result in any change in headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, taxes payable to the State of Colorado, assets, liabilities or net worth (other than as a result of the costs incident to the reincorporation merger). Our management, including all directors and officers, will remain the same in connection with the reincorporation merger and will assume identical positions with Pan American Goldfields. None of our subsidiaries will be changing their respective states of organization in connection with the reincorporation merger. At the effective time of the reincorporation merger, your shares of Mexoro common stock will be converted into an equal number of shares of Pan American Goldfields common stock.
Reasons for the Reincorporation
Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws. The General Corporation Law of the State of Delaware (the “DGCL”) is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the Colorado Business Corporation Act (the “CBCA”). In addition, Delaware has established a specialized court, the Court of Chancery, which has exclusive jurisdiction over matters relating to the DGCL. The Chancery Court has no jurisdiction over criminal or tort cases, and corporate cases are heard by judges, without juries, who typically have many years of experience with corporate issues. Traditionally, this has meant that the Delaware courts are able in most cases to process corporate litigation relatively quickly and effectively. By comparison, many states, including Colorado, do not have a specialized judiciary for matters relating to corporate issues.
Delaware courts have developed considerable expertise in dealing with corporate legal issues and produced a substantial body of case law construing the DGCL, with multiple cases concerning areas that no Colorado court has considered. Because our judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to Mexoro by allowing our Board of Directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.
Reincorporation from Colorado to Delaware may also make it easier to attract future candidates willing to serve on our Board of Directors, because (i) many such candidates are already familiar with Delaware corporate law from their past business experience and (ii) the CBCA contains limits on the permissible indemnification of directors that are not found in the DGCL.
Finally, the Board of Directors believes that reincorporation from Colorado to Delaware will better enable it to protect the interests of Mexoro’s shareholders in the event of a hostile takeover attempt. See “—Anti-Takeover Considerations.”

Pan American Goldfields Ltd.
Pan American Goldfields Ltd., a wholly owned subsidiary of Mexoro, was incorporated under the DGCL on February [ ], 2010 exclusively for the purpose of merging with Mexoro. The address and phone number of Pan American Goldfield’s principal office are the same as those of Mexoro. Prior to the reincorporation merger, Pan American Goldfields will have no material assets or liabilities and will not have carried on any business. Upon completion of the reincorporation merger, the rights of the shareholders of Pan American Goldfields will be governed by the DGCL and the certificate of incorporation, as amended, and bylaws of Pan American Goldfields (the “Delaware Certificate of Incorporation” and the “Delaware Bylaws,” respectively). The Delaware Certificate of Incorporation and the Delaware Bylaws are included as Appendices B and C, respectively, to this Proxy Statement.
The Merger Agreement
The Merger Agreement provides that Mexoro will merge with and into Pan American Goldfields, with Pan American Goldfields being the surviving corporation. Pursuant to the Merger Agreement, Pan American Goldfields will assume all assets and liabilities of Mexoro, including obligations under our existing contracts. Our existing Board of Directors, including the Directors elected at this meeting, and officers will become the board of directors and officers of Pan American Goldfields and our existing subsidiaries will become the subsidiaries of Pan American Goldfields.
At the effective time of the reincorporation merger, each outstanding share of Mexoro’s common stock will automatically be converted into one share of Pan American Goldfields common stock and such shares will trade on the OTC Bulletin Board (the “OTCBB”) administered by the Financial Industry Regulatory Authority, Inc. (“FINRA”) under the symbol “[_____]” and on the Frankfurt Stock Exchange under the symbol “OYA1”. You will not have to exchange your existing stock certificates of Mexoro for stock certificates of Pan American Goldfields. However, after consummation of the reincorporation merger, any stockholder desiring a new form of stock certificate may submit the existing stock certificate to Pan American Goldfields’s transfer agent for cancellation and obtain a new certificate. The transfer agent for Mexoro and Pan American Goldfields is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Ste. 430, Denver, CO 80209 with a telephone number of (303) 282-4800.
Pursuant to the reincorporation merger, Pan American Goldfields will assume all of Mexoro’s obligations under its existing stock incentive plans. Each award of shares of Mexoro’s common stock under such plans will be converted into an award of shares of Pan American Goldfields common stock on the same terms and conditions as in effect immediately prior to the reincorporation, and each outstanding option to purchase shares of Mexoro common stock under such plans will be converted into an option to purchase the same number of shares of Pan American Goldfields common stock on the same terms and conditions as in effect immediately prior to the reincorporation. Options and rights granted under Mexoro’s incentive plans in the future will be for shares of Pan American Goldfields common stock.
The Merger Agreement has been approved by the Board of Directors of Mexoro, by the board of directors of Pan American Goldfields and by Mexoro as the sole shareholder of Pan American Goldfields. Approval of the Reincorporation Proposal by Mexoro’s stockholders requires the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the proposal.
A vote in favor of the Reincorporation Proposal is a vote to approve the Merger Agreement and the reincorporation merger. A vote in favor of the Reincorporation Proposal is also a vote in favor of the Delaware Certificate of Incorporation and the Delaware Bylaws.
Effective Time
If the Reincorporation Proposal is approved, it is anticipated that the reincorporation merger will become effective at the time set forth in the statement of merger to be filed with the Secretary of State of Colorado and the certificate of merger to be filed with the Secretary of State of Delaware. However, the Merger Agreement may be terminated and abandoned by action of the Board of Directors at any time prior to the effective time of the reincorporation merger, whether before or after the approval by Mexoro’s shareholders, if the Board of Directors determines for any reason, in its sole judgment and discretion, that the consummation of the reincorporation merger would be inadvisable or not in the best interests of Mexoro and its shareholders.
Effect of Not Obtaining the Required Vote for Approval
Approval of the Reincorporation Proposal by Mexoro’s stockholders requires the affirmative vote of the holders of a majority of all of the outstanding shares entitled to be cast on the proposal.
If the Reincorporation Proposal fails to obtain the requisite vote for approval, the reincorporation merger will not be consummated and Mexoro will continue to be incorporated in Colorado.

Anti-Takeover Considerations
Currently, Mexoro has in place certain provisions in its certificate of incorporation and bylaws that reduce its vulnerability to hostile takeover attempts, including no cumulative voting.
Delaware, like Colorado, permits a corporation to take certain actions designed to reduce this vulnerability. Certain provisions of the Delaware Certificate of Incorporation and Delaware Bylaws have anti-takeover implications. The Reincorporation Proposal is not being proposed in order to prevent any current or threatened hostile takeover attempt. To the extent that the Reincorporation may provide greater deterrence to takeover offers and greater defenses against takeovers, the Reincorporation may have the effect of discouraging or defeating future takeover attempts which a substantial number or majority of Mexoro’s shareholders might wish to accept and which might provide a substantial premium over market prices. The Board, however, believes that the potential disadvantages of hostile takeover attempts (including the possibility of terms which may be less favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great that, on balance, prudent steps to reduce the likelihood of such takeover attempts and to help ensure that the Board has adequate opportunity to fully consider and respond to any takeover attempt and actively negotiate its terms, are in the best interests of the Company and its shareholders.
Comparison of Shareholder Rights Before and After the Reincorporation
Because of differences between the CBCA and the DGCL, as well as differences between Mexoro’s governing documents before and after the reincorporation, the reincorporation will effect some changes in the rights of Mexoro’s shareholders. Summarized below are the most significant differences between the rights of the shareholders of Mexoro before and after the reincorporation as a result of the differences among the CBCA and the DGCL, the Articles of Incorporation of Mexoro (the “Colorado Articles of Incorporation”) and the Bylaws of Mexoro (the “Colorado Bylaws”) and the Delaware Certificate of Incorporation and the Delaware Bylaws. The summary below is not intended to be relied upon as an exhaustive list of all the differences or a complete description of the differences, and is qualified in its entirety by reference to the CBCA, the Colorado Articles of Incorporation, the Colorado Bylaws, the DGCL, the Delaware Certificate of Incorporation and the Delaware Bylaws.

	Mexoro	Pan American Goldfields
Number of Directors	The Colorado Articles of Incorporation provide that the Board of Directors shall be determined by the bylaws or from time to time by the Board of Directors, within a range of no less than one or more than five.	The Delaware Certificate of Incorporation provides that the Board of Director shall be determined by the Delaware Bylaws. The Delaware Bylaws provide that the number of directors on the Board of Directors shall be determined from time to time by the Board.

Removal of Directors	The Colorado Bylaws provide that Directors shall be removed in the manner provided by the Colorado Business Corporation Act.	Under the DGCL and the Delaware Bylaws, directors can be removed by shareholders only for cause.

Vacancies on the Board of Directors	Under the Colorado Articles of Incorporation, a vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors or by a majority of the shareholders.	Under the Delaware Bylaws, a vacancy on the Board of Directors may be filled only by the remaining directors.

Classified Board	The Colorado Articles of Incorporation and the Colorado Bylaws do not provide for a classified Board.	The Delaware Certificate of Incorporation and the Delaware Bylaws provide for a classified board to be divided into three classes, Class I, Class II, and Class III, respectively, with an equal number of directors assigned to each class to the extent practicable.

Shareholders’ Power to Call Special Meetings	The CBCA provides that holders of 10% or more of the shares entitled to vote may call a special meeting of a company’s shareholders.	Under the DGCL, special meetings of shareholders may be called by a company’s board of directors or by persons authorized to do so in the company’s certificate of incorporation or bylaws. The Delaware Certificate of Incorporation provides that a special meeting of Pan American Goldfields’ shareholders can only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Company would have if there were no vacancies) or the Chief Executive Officer of the Company.

	Mexoro	Pan American Goldfields
Shareholder Action by Written Consent	Under the CBCA, shareholders may generally act by written consent only if (i) all shareholders consent to the action, or (ii) the articles of incorporation expressly allow non-unanimous action by written consent. The Colorado Articles of Incorporation allows non unanimous action by written consent.	Under the DGCL, shareholders may act by written consent unless the certificate of incorporation provides otherwise. The Delaware Certificate of Incorporation permits shareholder action by written consent where the written consent is signed by the holders of record of all of the issued and outstanding capital stock of the Company.

Notice of Shareholder Nominations for the Board of Directors and other Business Proposed to be Considered at a Shareholders’ Meeting	None of the CBCA, the Colorado Articles of Incorporation or the Colorado Bylaws currently require shareholders to provide advance notice of director nominations or other business they propose to bring before annual meetings of shareholders.	The Delaware Bylaws provide that a shareholder may not propose a nominee for the Board of Directors or present other business for consideration at any meeting of shareholders unless the shareholder satisfies certain notice requirements. Advance notice of any such business must be provided not less than ninety days nor more than one hundred twenty days prior to the date of the meeting, unless public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, in which case notice by the shareholder must be provided not later than the tenth day following the date on which such public disclosure of the date of the meeting is made. A notice must include specified information concerning, among other things, the business proposed to be conducted, the shareholder making the proposal and, if applicable, the persons nominated to be elected as directors.

Amendment of the Articles/Certificate of Incorporation	Under the CBCA, an amendment to a company’s articles of incorporation that is proposed by a holder of 10% or more of the company’s voting shares may be submitted to a shareholder vote without the prior approval of the company’s board of directors.	Under the DGCL, a company’s board of directors must approve a proposed amendment to the company’s certificate of incorporation before it can be submitted to a shareholder vote. Accordingly, a reincorporation from Colorado to Delaware would give the Board of Directors greater influence over possible changes to the company’s articles/certificate of incorporation, including changes that would affect the feasibility or likelihood of success of a hostile takeover attempt.

Amendment of Bylaws	Under the CBCA, a company’s bylaws may be amended by the shareholders or, subject to certain exceptions, the board of directors.	Under the DGCL, a company’s bylaws may be amended by the shareholders and, if the certificate of incorporation so provides, by the board of directors. The Delaware Certificate of Incorporation provides that the Board of Directors may amend the Delaware Bylaws.

Vote Required to Amend Certain Provisions of the Articles/Certificate of Incorporation	The Colorado Articles of Incorporation does not provide any specific voting guidelines for amending certain provision of the articles.	The Delaware Certificate of Incorporation provides that provisions of the certificate relating to the number of directors, the classification of the Board, removal of directors, vacancies on the Board, calling of special meetings, the exculpation of directors and the indemnification of directors and officers can be amended only with the approval of the holders of 80% of the shares entitled to vote in an election of directors.

	Mexoro	Pan American Goldfields
Examination of Books and Records	Under the CBCA, any record or beneficial shareholder of Mexoro, may, upon 5 days’ written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon 5 days’ written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of Board of Directors of Mexoro, if the shareholder either (i) has been a shareholder for at least 3 months or (ii) is a shareholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person’s interest as a shareholder.	Under the DGCL, the inspection rights of the stockholders of Pan American Goldfields are the same as under the CBCA, except (i) there is no requirement that a stockholder has been a stockholder for at least 3 months or is a stockholder of at least 5% of all outstanding shares of any class of shares when the demand is made, and (ii) if Pan American Goldfields refuses to permit inspection or does not reply to the demand within 5 business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Business Combination Limitations	The CBCA does not have any provisions limiting business combination transactions with significant stockholders.	Section 203 of the DGCL imposes a three-year moratorium on certain business combination transactions between a company and an “interested stockholder,” subject to certain exceptions. Section 203 generally defines “interested stockholder” as the beneficial owner of 15% or more of a company’s stock. The moratorium will not apply if, among other things, the business combination is approved by the holders of two-thirds of the company’s voting stock not owned by the interested stockholder.

Indemnification	Under the CBCA and the Colorado Bylaws, Mexoro may indemnify current and former directors and officers against expenses incurred in any action brought against those persons as a result of their role with Mexoro if those persons meet a minimum standard of conduct and certain other requirements are satisfied. In addition, Mexoro may advance to a person potentially eligible for indemnification the expenses incurred in defending such an action if certain requirements are satisfied.	Under the DGCL and the Delaware Certificate of Incorporation, Pan American Goldfields is required to indemnify current and former directors and officers against expenses incurred in any action brought against those persons as a result of their role with Pan American Goldfields if those persons meet a minimum standard of conduct and certain other requirements are satisfied. In addition, Pan American Goldfields will advance to a person potentially eligible for indemnification the expenses incurred in defending such an action if certain requirements are satisfied. The Delaware Certificate of Incorporation sets forth procedural rules relating to claims for indemnification that are generally favorable to a person seeking indemnification from Pan American Goldfields.

Franchise Tax	The state of Colorado does not impose any franchise tax on companies incorporated under the CBCA.	The state of Delaware imposes an annual franchise tax on companies incorporated under the DGCL. The current maximum tax is $165,000 per year. Based on Pan American Goldfields’ anticipated capitalization, its expected franchise tax for 2010 is $[__].

Federal Tax Consequences of the Reincorporation Merger
The following discussion addresses the material federal income tax consequences of the reincorporation merger that are applicable to holders of shares of Mexoro’s common stock. The discussion does not address all federal income tax consequences that may be relevant to a particular holder of shares of Mexoro’s common stock, or any foreign, state or local tax considerations. Accordingly, holders of Mexoro’s common stock are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of the reincorporation merger.
The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. Mexoro has not and will not request a ruling from the Internal Revenue Service regarding the tax consequences of the reincorporation merger.
Mexoro believes that the reincorporation merger and the resulting reincorporation of Mexoro from Colorado to Delaware will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Accordingly for federal income tax purposes, (i) no gain or loss will be recognized by the holders of Mexoro’s common stock upon consummation of the reincorporation merger, (ii) the aggregate tax basis of shares of Pan American Goldfields common stock received in the reincorporation merger will be the same as the aggregate tax basis of shares of Mexoro common stock exchanged in the reincorporation merger and (iii) the holding period of the shares of Pan American Goldfields common stock received in the reincorporation merger will include the period for which shares of Mexoro’s common stock were held.
Accounting Treatment of the Reincorporation Merger
The reincorporation merger will be accounted for as a reverse merger whereby, for accounting purposes, Mexoro will be considered the accounting acquirer and Pan American Goldfields will be treated as the successor to the historical operations of Mexoro. Accordingly, the historical financial statements of Mexoro, which previously have been reported to the Securities and Exchange Commission (the “SEC” or the “Commission”) on Forms 10-K and 10-Q, among others, as of and for all periods through the date of this proxy statement, will be treated as the financial statements of Pan American Goldfields.
Regulatory Approval
To Mexoro’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the reincorporation merger will be the filing of the Statement of Merger with the Secretary of State of Colorado and the filing of the Certificate of Merger with the Secretary of State of Delaware.
Dissenters Rights
Shareholders of a Colorado corporation have the right, in limited circumstances, to dissent from certain corporate actions, including the consummation of the merger of such corporation to a corporation existing under the laws of another jurisdiction, and obtain a payment in the amount of the fair value of their shares. Pursuant to Section 7-113-102 of the CBCA, shareholders of the Company who do not vote in favor of the Reincorporation and who give the required notice are entitled to dissent and obtain payment of the fair value of their shares of Mexoro Common Stock upon the effectiveness of the Reincorporation. The material requirements for a shareholder to properly exercise his, her or its rights are summarized below.
FAILURE TO FOLLOW THE STEPS REQUIRED BY ARTICLE 113 OF THE CBCA (“ARTICLE 113”) FOR PERFECTING DISSENTERS’ RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF ARTICLE 113 OF THE CBCA, YOU SHOULD CONSULT YOUR LEGAL ADVISOR PRIOR TO EXERCISING YOUR DISSENTERS’ RIGHTS THEREUNDER.
Under Section 7-113-203 of the CBCA, no later than 10 days after the effective date of the corporate action creating dissenters’ rights, the Company is required to give a written dissenters’ notice, setting forth the information in the following paragraph and a copy of Article 113, to all shareholders entitled to demand payment for their shares under Article 113. This Proxy Statement, which includes a copy of Article 113, attached hereto as Appendix D, constitutes the mailing of such notice.

The Reincorporation was approved by the Board in December 2009. If approved by the shareholders, the Reincorporation is expected to become effective on or before [_____], 2010. A shareholder who wishes to obtain payment for such shareholder’s shares of Mexoro Common Stock (such shareholder, a “Dissenting Shareholder”) must demand payment by (i) submitting the payment demand form attached to this Proxy Statement as Appendix E (the “Payment Demand Form”), or by stating such demand in another writing (each of the foregoing, a “Payment Demand”), and (ii) depositing such shareholder’s certificate(s) for certificated shares with the Company at the address set forth on Appendix E. A record holder can assert its right to dissent as to fewer than all of the shares held of record only if the record holder dissents with respect to all shares beneficially owned by any one person and the notice of intent to demand payment from the record owner includes the specified information about the beneficial owner. If you own your shares through a broker, you will have to follow the alternative procedure (set forth in Section 7-113-103 of the CBCA) for asserting your right to dissent. The Company must receive Payment Demands and certificates for certificated shares no later than [_____], 2010. A shareholder who does not provide a Payment Demand in accordance with Section 7-113-204 of the CBCA (“Section 7-113-204”) by such date will not be entitled to payment for such shareholder’s shares of Mexoro Common Stock as provided in the CBCA. If you vote in favor of the Reincorporation you are not entitled to dissenters’ rights and may not submit a Payment Demand. Upon receipt of a demand for payment from a Dissenting Shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing such Dissenting Shareholder’s shares, of Mexoro Common Stock, such Dissenting Shareholder will be prohibited from transferring any such shares for which such Dissenting Shareholder is demanding payment. A Dissenting Shareholder demanding payment in accordance with Section 7-113-204 shall retain all rights of a shareholder, except the right to transfer shares, until the effective date of the Reincorporation.
Pursuant to Sections 7-113-206 and 7-113-207 of the CBCA, upon the effective date of the Reincorporation or upon receipt of a payment demand, whichever is later, we must pay each Dissenting Shareholder who complied with Section 7-113-204 the amount that we estimate to be the fair market value of the shares, plus accrued interest. The payment must be accompanied by (i) certain financial information regarding us; (ii) a statement of our estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the Dissenting Shareholder’s right to demand payment under Section 7-113-209 of the CBCA (“Section 7-113-209”); and (v) a copy of Article 113.
Section 7-113-208 of the CBCA (“Section 7-113-208”) permits us to require each Dissenting Shareholder to certify in writing, or in the Dissenting Shareholder’s payment demand, whether or not the Dissenting Shareholder acquired beneficial ownership of such shareholder’s shares of Mexoro Common Stock before the date of the first announcement to the news media or to the shareholders. The Payment Demand Form provides for such certification and any Dissenting Shareholder who chooses not to use the Payment Demand Form shall certify in such shareholders Payment Demand whether such shareholder acquired beneficial ownership of such shareholder’s shares of Mexoro Common Stock before [_____], 2010, the date of the first announcement to the news media or to the Company’s shareholders of the terms of the Reincorporation. If any Dissenting Shareholder does not so certify in writing, we may offer to make a payment, in lieu of payment under Section 7-113-206 of the CBCA (“Section 7-113-206”), if the Dissenting Shareholder agrees to accept such payment in full satisfaction of the demand for payment.
A Dissenting Shareholder may give written notice to us, within 30 days after we make or offer payment for the Dissenting Shareholder’s shares of Mexoro Common Stock, of the Dissenting Shareholder’s estimate of the fair value of such shares and of the amount of interest due and may demand payment of such estimate, or reject our offer under Section 7-113-208 and demand payment of the fair value of the shares and interest due if: (i) the Dissenting Shareholder believes that the amount paid pursuant to Section 7-113-206 or offered pursuant to Section 7-113-208 is less than the full value of such dissenting shareholder’s shares of Mexoro Common Stock or that the interest due was incorrectly calculated; (ii) we fail to make a payment as required under Section 7-113-206 within the time specified above; or (iii) we do not return the deposited certificates as required by Section 7-113-207 of the CBCA.
Shareholders who do not give the required notice waive the right to demand payment under Section 7-113-209. If a demand for payment under Section 7-113-209 remains unresolved, we may, within 60 days after receiving the payment demand, petition the court to determine the fair value of the shares of Mexoro Common Stock and accrued interest. All Dissenting Shareholders whose demands remain unsettled would be made a party to such a proceeding. Each Dissenting Shareholder is entitled to judgment for the amount the court finds to be the fair value of the shares of Mexoro Common Stock, plus interest, less any amount paid by us. The costs associated with this proceeding shall be assessed against us, unless the court finds that all or some of the Dissenting Shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 7-113-209, in which case the court may assess the costs in the amount the court finds equitable against some or all of the Dissenting Shareholders. The court may also assess the fees and expenses of counsel and experts for the respective parties in amounts the court finds equitable, against us or the Dissenting Shareholders. If we do not commence a proceeding within the 60-day period, we must pay each Dissenting Shareholder whose demand remains unsettled the amount demanded.
The foregoing summary of the provisions of Article 113 is not intended to be a complete statement of the law pertaining to dissenters’ rights under Article 113, which is attached to this Proxy Statement as Appendix D.
The board of directors of Mexoro recommends a vote “FOR” the reincorporation of the Company from the State of Colorado to the State of Delaware.

PROPOSAL 2
APPROVAL OF NAME CHANGE
The Board of Directors of Mexoro has approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to “Pan American Goldfields Ltd.” As approved by the Board of Directors, the name change will not become effective until stockholder approval is received for the Certificate of Amendment and the Certificate of Amendment is filed with the state of Delaware. It is currently anticipated that the Certificate of Amendment will be filed as soon as practicable after stockholder approval is received. If approved the name change of the Company to Pan American Goldfields will remain the name of the Company following the reincorporation.
If the shareholders approve this proposal, Article FIRST of our Restated Articles of Incorporation will be amended to read in its entirety as follows:
“The name of the corporation is Pan American Goldfields Ltd.”
The Company believes that it will improve the Company’s name identification and objectives by implementing the name change. It is anticipated that this change will improve awareness of the Company in the minds of shareholders and customers.
Adoption of the Name Change Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present (in person or by proxy) at the special meeting and constituting a quorum for the purpose of voting on such matters. As of February 1, 2010, the record date for determining who is entitled to vote at the special meeting, there were [_____] shares of our common stock issued and outstanding.
The board of directors of Mexoro recommends a vote “FOR” the name change of the Company to “Pan American Goldfields Ltd.”

DIRECTORS AND EXECUTIVE OFFICERS
The directors and executive officers currently serving the Company are as follows:

Name	Age	Tenure
Mario Ayub	56	Director since October 2009

John Clair	29	Director since September 2009

Salil Dhaumya	43	Chief Financial Officer since September 2009

Francisco “Barry” Quiroz	45	Director since February 2008

George Young	58	Director since September 2009 President since November 2009 Chief Operating Officer since September 2009
The directors named above will serve until the next annual meeting of the Company’s stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement, plan or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board. There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs. Officers are elected by the board of directors and serve until their successors are appointed by the board of directors. Biographical resumes of each officer and director are as follows:
Mario Ayub
Mr. Ayub has served as a director of the Company since October 2009. He currently serves as President of MRT Investments Ltd. since March 2004 and has served as the President of Minera Rio Tinto S.A. de C.V., a Mexican company, since 1994. Minera Rio Tinto S.A. de C.V. has a joint venture agreement with us to develop and mine our Cieneguita project in Mexico. He is a former President of the Chihuahua Mining Association and of the National Miners Association of Mexico. He graduated in 1976 from the Universidad Iberoamericana in Mexico City with a degree in chemical engineering, and he has completed post-graduate studies in metallurgy at Comision de Fomento Minero and South Dakota University. Mr. Ayub has put seven mines into production over the past fifteen years. Mr. Ayub has previously served as a director of the Company from May 2004 to November 2008.
John Clair
Mr. Clair has served as a director of the Company since September 2009. He has been the President of Decerto Group, a private investment firm, since February 2009. From September 2004 to February 2009, Mr. Clair was employed as an investment advisor by Goldman Sachs, & Co. a reporting issuer trading on the New York Stock Exchange. From July 2002 to September 2004 he was a senior consulting associate with Cambridge Associates LLC. Mr. Clair received his BA in Mathematics and Economics in May 2002 from Hamilton College in New York State.
Salil Dhaumya
Mr. Dhaumya has served as the chief financial officer of the Company in September 2009. Mr. Dhaumya has currently served as the corporate controller for IBC Advanced Alloys Corp., a Canadian reporting issuer listed on the TSX Venture Exchange, since August 2008. Prior to that time, he served as corporate controller for New Legend Group Ltd., a TSX Venture Exchange-listed capital pool company, from June 2007 to February 2009. Mr. Dhaumya served as our Chief Financial Officer from October 2007 to November 2007. From August 2006 to June 2007, Mr. Dhaumya served as a management consultant at MCSI, providing corporate financial consulting services to Canadian and U.S. listed small reporting companies. From August 2005 to May 2006, Mr. Dhaumya also worked as a business analyst with Heli-One, a division of CHC Helicopters, (a reporting issuer trading on the New York Stock Exchange) a company providing helicopter support to the CHC Global Operations and third parties. He has also served as controller of Aquilini Group (also known as Golden Eagle Group), a business conglomerate from March 2002 to July 2005. Mr. Dhaumya graduated with honors in cost accounting at Punjab University in Chandigarh, India in 1986 and is a certified management accountant, a designation obtained in British Columbia, Canada in 2004. It is expected Mr. Dhaumya will spend approximately 70% of his time working for our Company as Chief Financial Officer.

Francisco “Barry” Quiroz
Mr. Quiroz has served as a director of the Company since February 20, 2008. He previously served as president of the Company from November 2008 to November 2009 and as vice president of exploration from March 2007 to November 2008. Prior to joining Mexoro Minerals, Mr. Quiroz worked for BHP Billiton for 17 years. In his last position with BHP he was program leader for BHP-Billiton managing all aspects of exploration business in China and prior to that he was the senior project geologist for BHP-Billiton in Australia. He has worked as an exploration geologist, project geologist, project manager and program leader on a variety of projects and mining properties in Mexico, United States, Canada, Central and South America, Australia, China, Mongolia and Kazakhstan. For over 20 years, Mr. Quiroz has overseen the design, management and execution of numerous mineral exploration programs with expertise in planning, contract negotiations, staff training, construction supervision and data interpretation.
Mr. Quiroz’s expertise includes the structuring and implementation of successful exploration strategies, project reviews, mineral acquisitions and management of local and expatriate exploration teams on a wide variety of cultures. Mr. Quiroz obtained a Masters in Science in the field of Economic Geology from the University of Arizona in Tucson, Arizona, USA and a Bachelors of Science in Geology from the Universidad Autonoma de Chihuahua in Chihuahua, Chihuahua, Mexico.
George Young
Mr. Young has served as president of the Company since November 16, 2009 and chief operating officer and a director of the Company since September 2009. He is the chief executive officer and director of Fellows Energy Ltd., an early stage oil and gas company, since January 2004. Fellows Energy is a US reporting issuer trading on the over-the-counter bulletin board. Mr. Young previously served as Vice President and director of International Royalty Corporation from February 2005 to February 2008. International Royalty Corporation, a Canadian reporting issuer which trades on the Toronto Stock Exchange (“TSX”), is a company which acquires and creates natural resource royalties. Prior to that time, from January 2003 to January 2005, he served as President and director of MAG Silver Corp., a Canadian reporting issuer that trades on the TSX and the American Stock Exchange. MAG Silver is a silver exploration and emerging development company in Mexico. From October 2002 to July 2008, Mr. Young was a director of Palladon Ventures Ltd., a junior exploration and development company based in Salt Lake City, Utah, which trades on the TSX Venture Exchange in Canada. Mr. Young holds a Bachelor of Sciences degree from the University of Utah and a Juris Doctor from the University of Utah College of Law.
Classified Board
Upon approval of the Delaware Certificate of Incorporation by the Company’s stockholders and the filing of the Delaware Certificate of Incorporation with the state of Delaware, the Company will have a classified board divided into three classes, Class I, Class II, and Class III, respectively. Francisco “Barry” Quiroz will serve as a Class I Director and his term will expire at the first annual meeting of stockholders following our reincorporation. John Clair will serve as a Class II Director and his term will expire at the second annual meeting of stockholders following our reincorporation. Mario Ayub and George Young will serve as Class III Directors and their respective terms will expire at the third annual meeting of stockholders following our reincorporation.
Director Independence
We believe that John Clair is an “independent director,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. There are no family relationships among any of our directors or executive officers.
Board Committees
Our board of directors (the “Board”) currently performs the functions and duties generally performed by separately constituted audit, compensation and nominating and corporate governance committees. We intend to recruit additional directors to serve on our Board, and at such time, the Board will form separate Board committees. We intend that a majority of our directors will be independent directors, and that our Board and Board committees will meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we seek listing on a securities exchange. Additionally, the Board will direct each committee to adopt a charter to govern its duties and actions.

Audit Review
Our Board has not created a separate audit committee or a charter for such committee. Our Board is responsible for assuring the integrity of our financial control, audit and reporting functions and reviews with our management and our independent auditors the effectiveness of our financial controls and accounting and reporting practices and procedures. In addition, our Board reviews the qualifications of our independent auditors, is responsible for their appointment, compensation, retention and oversight and reviews the scope, fees and results of activities related to audit and non-audit services.
Audit Committee Financial Expert
Our Board has determined that Mr. Young is an audit committee financial expert as this term is defined in the rules of the Securities and Exchange Commission and is independent under the independence standards of Nasdaq and the enhanced independence standards of Section 10A-3 of the Securities Exchange Act.
Audit Committee Report
Our Board has not created a separate audit committee or a charter for such a committee. Our Board acts as an audit committee and believes that a separate audit committee is not needed in light of the size of the Company and the involvement of the Board in Company operations.
In the discharge of its responsibilities, the Board has reviewed and discussed with management and the independent auditors the Company’s audited financial statements for fiscal year 2009. In addition,
A.	Our Board has reviewed and discussed the audited financial statements with management;
B.	Our Board has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended;
C.	Our Board has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and
D.	Based on the review and discussions referred to in paragraphs (A) through (C) above, our Board has recommended that the audited financial statements be included in our Annual Report for the last fiscal year for filing with the Commission.
Directors performing the auditing committee function:
Mario Ayub
John Clair
Francisco “Barry” Quiroz
George Young
Executive Compensation
Our Board has not created a separate compensation committee or a charter for such committee. Our Board reviews and sets our general compensation policies and executive compensation, including officer salary levels, incentive compensation programs and share-based compensation. Our Board also has the exclusive authority to administer our stock option plan. George Young, our president, has abstained from any Board discussions with respect to his compensation.
Nominating and Corporate Governance
Our Board has not created a separate nominating and corporate governance committee or a charter for such committee. Our Board is responsible for identifying and selecting potential candidates for our Board. Our Board reviews the credentials of proposed members of the Board, either in connection with filling vacancies or the election of directors at each annual meeting of stockholders. The Board will consider qualified nominees recommended by stockholders. The Board intends to periodically assess how well it is performing, and make recommendations regarding corporate governance matters and practices. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding our business environment and willingness to devote adequate time to their board duties.

Stockholder Nominees
Our Board will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Board c/o the secretary of the Company and should include the following information: (i) with respect to each nominee, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of the Company that are beneficially owned by the nominee, (d) a description of all arrangements or understandings between the stockholder submitting the nomination and the nominee pursuant to which the nomination is to be made by the stockholder, and (e) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) with respect to the stockholder submitting the nomination, (a) the name and address of the stockholder, as they appear on our books, (b) the class and number of shares of the Company that are beneficially owned by the stockholder and (c) any material interest of the stockholder in the nomination.
Process for Identifying and Evaluating Nominees
Our Board believes that we are well served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Board will seek out potential candidates for Board appointment who meet the criteria for selection as nominees and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and, if the Board deems appropriate, a third-party search firm. The Board will evaluate each candidate’s qualifications and contact relevant references. Based on this input, the Board will evaluate which of the prospective candidates is qualified to serve as a director.
Meetings and Meetings Attendance
During the year ended February 28, 2009, there were [_____] meetings of the Board of Directors. Each of the incumbent directors who were on the Board of Directors during fiscal 2009 attended at least 75% of the total number of meetings of the Board of Directors. Members of the Board are expected to attend annual shareholder meetings though we have not held any annual meetings to date.
Communications with Directors.
Stockholders who wish to communicate with our Board may do so by writing to our corporate secretary at our principal executive offices located at #706 Col. San Felipe, Chihuahua, Chihuahua Mexico 31203.
Code of Ethics
Our Board of Directors adopted a code of business conduct and ethics policy, the “Code of Ethics”. The Code of Ethics allows us to focus our Board and each Director and officer on areas of ethical risk, provide guidance to Directors to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability. A copy of our Code of Ethics may be obtained by writing to our corporate secretary of the Company at #706 Col. San Felipe, Chihuahua, Chihuahua Mexico 31203.
EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Goals of Compensation Program
The primary goals of our Compensation Program with respect to the compensation of our executive officers are: (i) to attract and retain talented and dedicated executives; (ii) to tie annual and long-term cash and stock incentives to the achievement of specified company and individual performance criteria; and (iii) to align executives’ compensation incentives to achievements that we believe will lead to stockholder value creation. To achieve these goals, our Board maintains compensation plans that tie a substantial portion of executives’ overall compensation to the achievement of key operational, clinical and financial goals. Our Board also evaluates the performance of each individual executive officer against specific individual performance criteria. Our Board believes that the compensation for our executive officers is comparable with executives in other companies of similar size and stage of development operating in our industry, while taking into account our relative performance and our own strategic goals.
Elements of Compensation
We currently have a relatively simple compensation structure that is comprised of: (i) base salary; (ii) annual cash and equity incentive awards; and (iii) stock options.

Base Salary
Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we target salaries for our executive officers near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience as well as the company’s financial position.
Stock Options
Our stock option plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. Our Board is the administrator of this stock plan. Stock option grants are made to employees after the commencement of employment and may also be made following a significant change in job responsibilities or to meet other special retention or performance objectives. Our Board reviews and recommends initial stock option awards for executive officers based upon a review of competitive compensation data. In appropriate circumstances, our Board considers the recommendations of our president when determining the amount of an initial option grant or the amount of an annual incentive option grant for executive officers. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest quarterly upon continued employment over approximately a two-year period, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.
Summary Compensation Table
The following table sets forth executive compensation for our “named executive officers” for fiscal years ended February, 2009, 2008 and 2007.

Name And	Fiscal year			Stock
Principal	Ended	Salary	Bonus	Awards	Options	All Other	Total
Position(1)	February	($)	($)	($)	Awards ($)	Compensation ($)	($)
Barry Quiroz	2009	146,323	—	222,500	101,890	—	470,713
President, CFO	2008	120,000	—	—	140,875	—	260,875
Director	2007	—	—	—	—	—	—

(1)	On September 21, 2009, we hired George Young as our chief operating officer and Salil Dhaumya as our chief financial officer. On November 16, 2009, Mr. Young was appointed president upon the resignation of Mr. Quiroz. Mr. Quiroz resigned as chief financial officer on September 21, 2009 and president on November 16, 2009.
Narrative Disclosure to Summary Compensation Table
Employment Agreements
The Company has entered into an employment agreement with Barry Quiroz of calle Las Matrinas 6510, colonia Haciendas del Valle C.P. 31217, Chihuahua, Chihuahua, Mexico, dated March 1, 2007. Mr. Quiroz was hired as the Company’s president for an initial term of three years, until February 28, 2010, unless terminated earlier, with an annual salary of $132,000 and $24,000 of living out allowance paid by Sunburst Mining. Mr. Quiroz resigned as president on November 16, 2009.
On September 21, 2009, the Company has entered into an employment agreement with Mr. Young. Mr. Young will serve as chief operating officer and will receive a monthly salary of $10,000. On September 21, 2009, the Company also granted Mr. Young options to purchase 1,000,000 shares of our common stock pursuant to our 2009 Nonqualified Stock Option Plan and form of Nonqualified Stock Option Agreement. The options vest in four equal installments, with the first installment vesting on the six month anniversary of the grant date and the remaining installments vesting every six months thereafter. The options have an exercise price of $0.36 per share. Mr. Young was appointed president on November 16, 2009.
On September 21, 2009, the Company appointed Salil Dhaumya as chief financial officer and secretary. Mr. Dhaumya will serve as the Company’s principal financial and accounting officer. The Company entered into an employment agreement with Mr. Dhaumya pursuant to which Mr. Dhaumya will receive a monthly salary of $7,000.
Except with respect to the employment agreements set forth above and an employment agreement with our operations manager, Manuel Flores, the Company has no written employment agreements with its officers. Compensation was determined after discussion about expected time commitments, remuneration paid by comparable organizations and the flexibility provided to the Company by not having extended terms and other terms typical of employment agreements. We have no plans or packages providing for compensation of officers after resignation or retirement.

Grants of Plan-Based Awards
The following table sets forth information regarding grants of stock and option awards made to our named executive officers during the fiscal year ended February 28, 2009.

					Grant Date Fair
				Exercise of	Value of Stock
		Number of Shares of	Number of Securities	Base Price of	and Options
Name(1)	Grant Date	Stock or Units	Underlying Options	Option Awards	Awards
Barry Quiroz	03/01/2007	—	150,000	$1.04	$140,875
	04/29/2008	—	200,000	$0.52	$60,881
	10/27/2008	100,000	—
	11/25/2008	500,000	—
	02/10/2009	—	250,000	$0.18	$41,009
	02/23/2009	400,000	—

(1)	On September 21, 2009, we hired George Young as our chief operating officer and Salil Dhaumya as our chief financial officer. On November 16, 2009, Mr. Young was appointed president upon the resignation of Mr. Quiroz. Mr. Quiroz resigned as chief financial officer on September 21, 2009 and president on November 16, 2009.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of February 28, 2009.

	Number of
	Securities			Number of Securities
	Underlying	Number of Securities		Underlying
	Unexercised	Underlying		Unexercised	Option	Option
	Options (#)	Unexercised Options		Unearned Options	Exercise Price	Expiration
Name(1)	exercisable	(#) Unexercisable		(#)	($)	Date
Barry Quiroz	100,000	50,000	(2)	Nil	1.04	4/16/2017
	66,667	133,333	(3)	Nil	0.52	4/29/2018
	41,667	208,333	(4)	Nil	0.18	2/10/2019

(1)	On September 21, 2009, we hired George Young as our chief operating officer and Salil Dhaumya as our chief financial officer. On November 16, 2009, Mr. Young was appointed president upon the resignation of Mr. Quiroz. Mr. Quiroz resigned as chief financial officer on September 21, 2009 and president on November 16, 2009.

(2)	Mr. Quiroz received 150,000 options under the 2007 Nonqualified Stock Option Plan. These options vest every six months over a two and a half year period. The remaining 50,000 options vest as: 25,000 options vest on March 16, 2009 and 25,000 options vest on September 16, 2009.

(3)	Mr. Quiroz received 250,000 options under the 2008 Nonqualified Stock Option Plan. These options vest every six months over a two and a half year period. The remaining 133,333 options vest as: 33,333 options vest on April 29, 2009, 33,333 options vest on October 29, 2009, 33,333 options vest on April 29, 2010 and 33,333 options vest on October 29, 2010.

(4)	Mr. Quiroz received 250,000 options under the 2008 Nonqualified Stock Option Plan. These options vest every six months over a two and a half year period. The remaining 208,333 options vest as: 41,667 options vest on August 10, 2009, 41,667 options vest on February 10, 2009, 41,667 options vest on August 10, 2010, 41,667 options vest on February 10, 2011 and 41,667 options vest on August 10, 2011.
Options Granted During the Last Fiscal Year
On April 29, 2008, the board of directors approved the granting of stock options according to the 2008 Nonqualified Stock Option Plan (“2008 Option Plan”) whereby the board is authorized to grant to employees and other related persons stock options to purchase an aggregate of up to 6,000,000 shares of the Company’s common stock. All of the options were granted and vest, pursuant to the terms of the 2008 Option Plan in six equal installments, with the first installment vesting at the date of grant, the second installment vesting October 29, 2008, the third installment vesting April 29, 2009, the fourth installment vesting October 29, 2009, the fifth installment vesting April 29, 2010 and the last installment vesting October 29, 2010.

On February 10, 2009, the board of directors approved the granting of stock options according to the 2008 Option Plan. All of the options were granted and vest, pursuant to the terms of the 2008 Option Plan in six equal installments, with the first installment vesting at the date of grant, the second installment vesting August 10, 2009, the third installment vesting February 10, 2010, the fourth installment vesting August 10, 2010, the fifth installment vesting February 10, 2011 and the last installment vesting August 10, 2011.
As of February 28, 2009, the Company granted 2,805,000 options under the 2008 Option Plan.
Aggregate Option Exercises in Last Fiscal Year
None of the named executive officers exercised options during the year ended February 28, 2009.
Director Compensation
We do not currently compensate our directors for their services as directors. Directors are reimbursed for their reasonable out-of-pocket expenses incurred while attending board or committee meetings. The following table shows compensation information for the individuals who served as our non-employee directors during the year ended February 28, 2009:

	Fees
	Earned				Non-equity	Nonqualified
	or Paid	Stock	Option		Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards		Compensation	Compensation	Compensation	Total
Name(1)	($)	($)	($)		($)	Earnings ($)	($)	($)
Steven A. Sanders(2)	—	—	32,807	(2)	—	—	—	32,807
Manuel Flores(3)	—	—	32,807	(3)	—	—	—	32,807

(1)	On September 21, 2009, John Clair and George Young were appointed as directors to the Company and Steven Sanders and Manuel Flores resigned as directors. On October 7, 2009, Mario Ayub was appointed as a director to the Company. For his service as a director, Mr. Ayub will receive an annual director’s fee of $60,000. Barry Quiroz, our former president, also serves as a director.

(2)	Mr. Sanders received 200,000 options under the 2008 Nonqualified Stock Option Plan. The total outstanding options granted to Mr. Sanders as of February 28, 2009 were 350,000 of which, 266,667 were yet to be vested. Mr. Sanders resigned from our board of directors on September 21, 2009.

(3)	Mr. Flores received 200,000 options under the 2008 Nonqualified Stock Option Plan. The total outstanding options granted to Mr. Flores as of February 28, 2009 were 550,000 of which, 312,500 were yet to be vested. Mr. Flores resigned from our board of directors on September 21, 2009.

EQUITY COMPENSATION PLAN
The following summarizes our equity compensation plans as of February 28, 2009.

Weighted
	Number of	average	Number of securities
	securities to be	exercise	remaining available for
	issued upon	price of	future issuances under
	exercise of	outstanding	equity compensation
	outstanding	options,	plans (excluding
	options,	warrants and	securities reflected in
	warrants and	rights	column (a))
	rights (a)	(b)	(c)
Equity compensation plans approved by security holders	11,937,890	$0.84	1,165,000
Equity compensation plans not approved by security holders	-0-	$0.00	-0-

Total	11,937,890	$0.84	1,165,000

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS.
The following table sets forth information regarding the beneficial ownership of our common stock as of December 24, 2009. The information in this table provides the ownership information for each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.
Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 54,340,493 shares outstanding on December 24, 2009:

	Amount and Nature of Beneficial		Percent of
Name and Address	Owner(1)		Class
Mario Ayub Eugenio Ramirez Calderon #1404 Col San Felipe C.P. 31203 Chihuahua, Chih Mexico	7,434,333	(2)	13.13%

John Clair 1 Penn Plaza, Suite 6157 New York, NY 10119	2,500,000	(3)	4.60%

Salil Dhaumya 880 - 609 Granville Street, PO Box 10321 Pacific Centre Vancouver, BC V7Y 1G5 Canada	208,833	(4)	*

Barry Quiroz Calle Las Matrinas 6510 Colonia Haciendas del Valle CP31217 Chihuahua, Mexico	2,366,667	(5)	4.33%

George Young Mountain View Center 12303 Airport Way Suite 200 Broomfield, CO 80021	95,000		*

All officers and directors as a group (5 in number)	12,371,335		21.63%

*	represents less than 1%

(1)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days of the date of this prospectus. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. Unless otherwise noted, none of the shares shown as beneficially owned on this table are subject to pledge.

(2)	Includes 1,952,000 shares held by Minera Rio Tinto (“MRT”) which is controlled by Mr. Ayub. Also includes 616,667 shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this prospectus and 1,666,667 shares of common stock subject to warrants currently exercisable or exercisable within 60 days of the date of this prospectus.

(3)	Shares of common stock are held through Nevaheel Consortium LLC, which is controlled by Mr. Clair.

(4)	Includes 208,833 shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this prospectus.

(5)	Includes 366,667 shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this prospectus.

RELATED PERSON TRANSACTIONS
Our Board of Directors has a written policy whereby it reviews any transaction involving the Company and a related party before the transaction or upon any significant change in the transaction or relationship. There are no limitations on the types of transactions, except for ordinary business travel and entertainment. There are no set standards other than fairness. For these purposes, a related party transaction includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission.
Beginning in November 2008, MRT, an entity affiliated with out director, Mario Ayub, purchased an aggregate of $1 million of secured convertible debentures at 8% interest (payable in stock or cash). The proceeds from this investment were used for continued exploration and development of the Cieneguita Project and general working capital. On November 5, 2009, MRT exercised their conversion rights on the debenture and MRT was issued 3,333,333 common shares and a warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.50 per share.
In February 2009, we entered into a development agreement with MRT, which we amended in December 2009. Pursuant to the terms of the development agreement, as amended, MRT has agreed to invest up to $8 million to put the first phase of the Cieneguita Project into production and to complete a feasibility study. The first phase of production is limited to the mining of the mineralized material that is available from the surface to a depth of 15 meters (“First Phase Production”). In exchange, we assigned MRT an interest to 74% of the net cash flows from First Phase Production and a 54% ownership interest in the Cieneguita Project.
To fund our continued operations, we issued $1.5 million of convertible debentures in March 2009, of which an aggregate of $880,000 was issued to Mario Ayub, a director of Mexoro, and to his affiliated entity, MRT. Pursuant to the terms of the convertible debentures, the holders irrevocably converted the debentures into a 10% ownership interest in the Cieneguita Project and a 10% interest in the net cash flows from First Phase Production. In December 2009, Mario Ayub and MRT agreed to resell an aggregate 4% ownership interest in the Cieneguita Project back to us, along with 4% of the net cash flows from First Phase Production, in return for $550,000. In a private transaction not involving the Company, the other holders contributed their remaining 6% ownership interest in the Cieneguita Project to a newly formed entity, Marje Minerals SA.
As a result of our amended development agreement and our agreements with the debenture holders, the ownership interest in the Cieneguita Project and the net cash flows from the First Phase Production are held by the Company, MRT and Marje Minerals as follows:

		Net Cash Flow Interest	Net Cash Flow Interest
		From First Phase	Following First Phase
Holder	Ownership Percentage	Production	Production
MRT	54%	74%	54%
Marje Minerals	6%	6%	6%
Mexoro	40%	20%	40%
Any additional costs for the First Phase Production and the feasibility study for the Cieneguita Project, after MRT invests $8 million, will be shared by the Company, MRT and Marje Minerals on a pro-rata basis based on their respective ownership percentages in the Cieneguita Project.
The major terms of the development agreement with respect to MRT are as follows:
•	MRT purchased $1 million of secured convertible debentures at 8% interest (payable in stock or cash). The proceeds from this investment were used for continued exploration and development of the Cieneguita Project and general working capital. On November 5, 2009, MRT exercised its conversion rights on the debenture and MRT was issued 3,333,333 common shares and a warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.50 per share.

•	MRT agreed to provide the necessary working capital to begin and maintain mining operations, estimated to be $3 million, to put the Cieneguita Project into the first phase of production. In exchange for these funds, we assigned MRT an interest to 74% of the net cash flow from First Phase Production.

•	MRT committed to spend up to $4 million to take the Cieneguita Project through the feasibility stage. In doing so, we assigned MRT a 54% interest in our rights to the Cieneguita Project. After the expenditure of the $4 million, all costs will be shared on a pro rata ownership basis (i.e. 54% to MRT). The ownership interests in the Cieneguita Project are subject to adjustment based on each party to the development agreement meeting its pro rata portion of required expenses as set forth in the development agreement.

In March 2009, we entered into a securities purchase agreement with OHAG Holdings, Ltd. (“OHAG”). Pursuant to the securities purchase agreement, OHAG paid us $250,000 in exchange for a secured convertible debenture of $250,000 and 250,000 shares of common stock. The secured convertible debenture had a term of one year and interest accrued at a rate of 15%. The debenture was secured by 2,250,000 of our restricted shares. In June 2009, MRT purchased the secured convertible debenture from OHAG. In September 2009, we defaulted on our payment obligations under the secured convertible debenture, and MRT acquired the 2,250,000 of our restricted shares in lieu of repayment of the secured convertible debenture. MRT subsequently sold these shares to third parties.
On September 21, 2009, we entered into a consulting agreement with MRT, an entity affiliated with Mario Ayub, a member of our board of directors, pursuant to which we have agreed to pay MRT $5,000 per month for consulting services. We have also granted a warrant to MRT to purchase 300,000 shares of our Company’s common stock, with an exercise price equal to $0.36 per share. The warrant shares vest in four equal installments, with the first installment vesting on the six month anniversary of the date of the consulting agreement, and the remaining installments vesting every six months thereafter, contingent upon MRT continuing to provide consulting services to the Company on such dates.
In December 2009, we entered into a Cancellation of Debt and Release Agreement with Mario Ayub and MRT, pursuant to which we paid Mario Ayub and MRT an aggregate of $84,368 and we agreed to pay Mr. Ayub an additional $120,000 in twelve equal monthly installments beginning on the later of (i) January 15, 2010, or (ii) the closing of the sale of our Guazapares Project. In connection with the Cancellation of Debt and Release Agreement, we also entered into a Securities Purchase Agreement with Mr. Ayub pursuant to which we issued to Mr. Ayub 386,666 shares of our common stock and 193,333 warrants to purchase shares of our common stock. The warrants have an exercise price of $0.50 per share, a two-year term and will not be exercisable until twelve months after their date of issuance. In consideration for the payments and the issuance of securities, Mr. Ayub and MRT have agreed to discharge all of our outstanding debt owed to them and to release us from all any and all claims relating to the outstanding debt. As of the date of the Cancellation of Debt and Release Agreement, we owed Mr. Ayub and MRT an aggregate of $320,267.24
On September 21, 2009, we entered into a consulting agreement with Decerto Group, an entity affiliated with John Clair, pursuant to which we have agreed to pay Decerto Group $5,000 per month for consulting services. The Company has also granted a warrant to Decerto Group to purchase 1,000,000 shares of the Company’s common stock, with an exercise price equal to $0.36 per share. The warrant shares vest in two equal installments, with the first installment vesting on the six month anniversary of the date of the consulting agreement, and the second installment vesting on the one year anniversary of the date of the consulting agreement, contingent upon the Decerto Group continuing to provide consulting services to the Company on such dates.
On September 21, 2009, we entered into private placement subscription agreements, as thereafter amended, with certain U.S. accredited investors and certain non-U.S. investors for the private placement of 12,500,000 unregistered shares of the common stock with 100% warrant coverage at a purchase price of $0.20 per unit (the “Private Placement”). The warrants have an exercise price of $0.30 per share, a two-year term and will not be exercisable until twelve months after their date of issuance. Nevaheel Consortium LLC, a limited liability company affiliated with John Clair, purchased 2,500,000 unregistered shares of common stock with 100% warrant coverage in the Private Placement, and George Young, our president and director, purchased 95,000 unregistered shares of common stock with 100% warrant coverage in the Private Placement.
Indemnification of Officers and Directors
Our articles of incorporation, as amended, provide that, to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our articles of incorporation, as amended, is to eliminate our rights and our shareholders’ rights (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Exclusion of Liability
Pursuant to the Colorado Corporation Code, the Company’s articles of incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-5-114 of the Colorado Corporation Code, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws.
Conflicts of Interest
Salil Dhaumya, our chief financial officer, will only devote a portion of his time to the affairs of the Company. In addition, other officers of the Company may have business interests outside that of the Company. There will be occasions when the time requirements of the Company’s business conflict with the demands of the officers’ other business and investment activities. Such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of our equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of ours. Directors, officers and 10% holders are required by Commission regulations to send us copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to us and the representations made by the reporting persons to us, we believe that during the fiscal year ended February 28, 2009, our directors, officers and 10% holders complied with the filing requirements under Section 16(a) of the Exchange Act.
HOUSEHOLDING INFORMATION
The Securities and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding”, is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While the Company does not utilize householding, some intermediaries may be “householding” our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on page one of this proxy statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.
STOCKHOLDER PROPOSALS
The CBCA, the Colorado Articles of Incorporation and the Colorado Bylaws do not provide for advance notice requirements of stockholder proposals. The Delaware Bylaws provide that advance notice of a stockholder’s proposal must be delivered to our corporate secretary at our principal executive offices not earlier than 120 days and not later than 90 days prior to the first anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Delaware Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the date contemplated at the time of the previous year’s proxy statement, this notice by the stockholder must be delivered be no earlier than 120 days prior to such annual meeting and not later than 90 days prior to such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than 10 days following the date on which the Company announces its annual meeting.
OTHER MATTERS
Our Board knows of no other business that will be presented at the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly. Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By Order of the Board of Directors

George Young
[_____], 2010	President

APPENDIX A
AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of       , 2010, to be effective       , 2010, is entered into between Mexoro Minerals Ltd., a Colorado corporation (“Mexoro” or the “Company”), and Pan American Goldfields Ltd., a Delaware corporation and a wholly-owned subsidiary of the Company (“Pan American Goldfields”).
Recitals
WHEREAS, the board of directors of each of the Company and Pan American Goldfields deems it advisable, upon the terms and subject to the conditions herein stated, that the Company be merged with and into Pan American Goldfields, and that Pan American Goldfields be the surviving corporation (the “Reincorporation Merger”); and
NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agree as follows:
ARTICLE I
THE REINCORPORATION MERGER; EFFECTIVE TIME
1.1 The Reincorporation Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Pan American Goldfields whereupon the separate existence of the Company shall cease. Pan American Goldfields shall be the surviving corporation (sometimes hereinafter referred to as the “Surviving Corporation”) in the Reincorporation Merger and shall continue to be governed by the laws of the State of Delaware. The Reincorporation Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the “DGCL”), and in the Colorado Business Corporation Act, as amended (the “CBCA”), and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of the Company, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of the Company.
1.2 Effective Time. Provided that the condition set forth in Section 5.1 has been fulfilled or waived in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Section 6.1, on the date of the closing of the Reincorporation Merger, the Company and Pan American Goldfields shall cause a Statement of Merger to be executed and filed with the Secretary of State of Colorado (the “Colorado Statement of Merger”) and a Certificate of Merger to be executed and filed with the Secretary of State of Delaware (the “Delaware Certificate of Merger”). The Reincorporation Merger shall become effective upon the date and time specified in the Colorado Statement of Merger and the Delaware Certificate of Merger (the “Effective Time”).
ARTICLE II
CHARTER AND BYLAWS OF THE SURVIVING CORPORATION
2.1 The Certificate of Incorporation. The certificate of incorporation of Pan American Goldfields in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.
2.2 The Bylaws. The bylaws of Pan American Goldfields in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.
ARTICLE III
OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION
3.1 Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.
3.2 Directors. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each holding office until the next annual meeting of stockholders or until his successor shall have been duly elected or appointed and qualified or until his earlier death, resignation or removal.

ARTICLE IV
EFFECT OF MERGER ON CAPITAL STOCK
4.1 Effect of Merger on Capital Stock. At the Effective Time, as a result of the Reincorporation Merger and without any action on the part of the Company, Pan American Goldfields or the shareholders of the Company:
(a) Each share of the Company’s common stock issued immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of common stock, no par value, of Pan American Goldfields (“Pan American Goldfields Common Stock”) and all shares of the Company’s common stock shall be cancelled and retired and shall cease to exist.
(b) No shares of Preferred Stock of the Company were issued or outstanding immediately prior to the Effective Time.
(c) Each option, warrant, purchase right or other security of the Company issued and outstanding immediately prior to the Effective Time, if any, shall be converted into and shall be an identical security of the Surviving Corporation. The same number of shares of Pan American Goldfields Common Stock shall be reserved for purposes of the exercise of such options, warrants, purchase rights, units or other securities as is equal to the number of shares of the Company’s common stock so reserved, including share reserved under the Company’s Stock Option Plans, as of the Effective Time.
4.2 Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of the Company’s common stock or options, warrants, purchase rights or other securities of the Company, if any, shall be deemed for all purposes to evidence ownership of and to represent the shares of Pan American Goldfields Common Stock, or options, warrants, purchase rights or other securities of Pan American Goldfields, if any, as the case may be, into which the shares of the Company’s common stock, or options, warrants, purchase rights or other securities of the Company represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Pan American Goldfields Common Stock, or options, warrants, purchase rights or other securities of Pan American Goldfields, if any, as the case may be, evidenced by such outstanding certificate, as above provided.
ARTICLE V
CONDITION
5.1 Condition to Each Party’s Obligation to Effect the Reincorporation Merger. The respective obligation of each party hereto to effect the Reincorporation Merger is subject to receipt prior to the Effective Time of the requisite approval of this Agreement and the transactions contemplated hereby by the holders of the Company’s common stock pursuant to the CBCA and the articles of incorporation of the Company.
ARTICLE VI
TERMINATION
6.1 Termination. This Agreement may be terminated, and the Reincorporation Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company, if the board of directors of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation Merger would be inadvisable or not in the best interests of the Company and its shareholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either the Company or Pan American Goldfields, or any of their respective shareholders, directors or officers.
ARTICLE VII
MISCELLANEOUS AND GENERAL
7.1 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of the Company’s common stock shall not (i) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (ii) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the merger, or (iii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

7.2 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
7.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
7.4 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.
7.5 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
7.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
7.7 Headings. The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

MEXORO MINERALS LTD., a Colorado corporation
By:
Name:
Title:

PAN AMERICAN GOLDFIELDS LTD. a Delaware corporation
By:
Name:
Title:

APPENDIX B
CERTIFICATE OF INCORPORATION
OF
PAN AMERICAN GOLDFIELDS LTD.
ARTICLE FIRST: The name by which the corporation is to be known is Pan American Goldfields Ltd. (the “Corporation”).
ARTICLE SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.
ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.
ARTICLE FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 220,000,000 shares, consisting of (a) 200,000,000 shares of common stock, no par value per share (the “Common Stock”), and (b) 20,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”).
The designations, preferences, privileges, rights and voting powers and any limitations, restrictions or qualifications thereof, of the shares of each class are as follows:
(a) The holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation, except as may be provided in this Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law.
(b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Section (b) of Article Fourth) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”) as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:
(i)	The designation of the series, which may be by distinguishing number, letter or title.
(ii)	The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).
(iii)	The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.
(iv)	Dates at which dividends, if any, shall be payable.
(v)	The redemption rights and price or prices, if any, for shares of the series.
(vi)	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.
(vii)	The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
(viii)	Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(ix)	Restrictions on the issuance of shares of the same series or of any other class or series.
(x)	The voting rights, if any, of the holders of shares of the series.

ARTICLE FIFTH: The term of existence of the Corporation is to be perpetual.
ARTICLE SIXTH: The number of its directors shall be determined in the manner provided in the Bylaws of the Corporation.
ARTICLE SEVENTH: Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III. At the first annual meeting of stockholders after the filing of this Certificate of Incorporation, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.
Notwithstanding the foregoing provisions of this Article Seventh, each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
ARTICLE EIGHTH: Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of all of the issued and outstanding capital stock of the Corporation authorized by law or by this Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.
ARTICLE NINTH: Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies) or the Chief Executive Officer of the Corporation, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.
ARTICLE TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal the Bylaws under applicable law as it presently exists or may hereafter be amended. Stockholders of the Corporation are authorized to make, alter and repeal the Bylaws of the Corporation only pursuant to Article XIV of the Bylaws of the Corporation.
ARTICLE ELEVENTH: A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE TWELFTH:
(a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which this Section (a) of Article Twelfth is in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in Section (b) of this Article Twelfth, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section (a) of Article Twelfth and such rights as may be conferred in the Bylaws of the Corporation shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, in accordance with the Bylaws of the Corporation. The rights conferred upon Covered Persons in this Section (a) of Article Twelfth shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.
(b) Right of Claimant to Bring Suit. In accordance with the By-laws of the Corporation, if a claim for indemnification under Section (a) of this Article Twelfth is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the Covered Person making such claim may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.
(c) Non-Exclusivity of Rights. In accordance with the Bylaws of the Corporation, the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred any Covered Person by Section (a) of this Article Twelfth (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination.
ARTICLE THIRTEENTH: The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws of the Corporation or the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.
ARTICLE FOURTEENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Certificate of Incorporation, the Corporation may adopt, amend or repeal this Certificate of Incorporation; provided that Articles Sixth, Seventh, Eighth, Ninth Tenth, Twelfth and this Article Fourteenth may only be amended or repealed by the affirmative vote of the holders of record of no less than 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this the  _____  day of                      2010.

Pan American Goldfields Ltd.
By:
[name]
[title]

APPENDIX C
PAN AMERICAN GOLDFIELDS LTD.
BYLAWS
ARTICLE I
STOCKHOLDERS
SECTION 1. Annual Meetings. The annual meeting of stockholders of Pan American Goldfields Ltd. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each fiscal year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.
SECTION 2. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the place at which the list of stockholders may be examined, and the purpose or purposes for which the meeting is to be held, shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware, except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting and shall otherwise comply with applicable law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with these By-laws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Corporation’s Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
SECTION 3. Quorum and Adjournment. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, present in person or by proxy, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
SECTION 4. Organization. Meetings of stockholders shall be presided over by the Chairman, or if none or in the Chairman’s absence the Presiding Director, or if none or in the Presiding Director’s absence, the Vice-Chairman, or if none or in the Vice-Chairman’s absence the Chief Executive Officer, or in the Chief Executive Officer’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.
SECTION 5. Voting; Proxies; Required Vote.
(a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, in all matters other than the election of directors, which shall be governed by Section 8 of this Article I, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.
(b) When specified business is to be voted on by a class or series of stock voting as a class, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation’s Certificate of Incorporation.

SECTION 6. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.
SECTION 7. Notice of Stockholder Nominations and Other Business.
(a) Annual Meetings of Stockholders.
(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 7 as to such business or nomination. Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
(2) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) To be in proper form, a stockholder’s notice delivered pursuant to this Section 7 must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (d) any short interest in any security of the Company (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition, the stockholder’s notice with respect to the election of directors must include, with respect to each nominee for election or reelection to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Section 9 of this Article I. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, the information required by clauses (a)(3)(C)(ii) and (a)(3)(C)(iii) of this Section 7 shall be updated by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date.
(4) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 7 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(3) hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by this By-law) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c) General.
(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 7 or the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the person presiding at the meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(C)(v) of this Section 7) and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 7, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(2) For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7; provided however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 7 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 7 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
SECTION 8. Required Vote for Directors. At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

SECTION 9. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 7 of these By-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
SECTION 10. Removal of Director. Except as otherwise provided by law or the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the stockholders holding a majority of the shares then entitled to vote at an election of directors, acting at a duly called annual meeting or a duly called special meeting of the stockholders, at which there is a proper quorum and where notice has been provided in accordance with Section 7 of this Article I, may remove a director or directors of the Corporation only with cause. Vacancies in the Board of Directors resulting from such removal shall be filled in accordance with Section 12 of Article II.
ARTICLE II
BOARD OF DIRECTORS
SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders.
SECTION 2. Qualification; Number; Term; Remuneration.
(a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be fixed from time to time exclusively by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman.
(b) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III. At the first annual meeting of stockholders after the Corporation’s reincorporation in Delaware, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Notwithstanding the foregoing provisions of this clause (b), each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and Directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for committee service.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law or in these By-laws, a majority of the Whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.
SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.
SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Presiding Director, Chief Executive Officer or by a majority of the directors then in office.
SECTION 7. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone at least two (2) days before the day of the meeting. Notice shall be deemed to be given at the time of mailing, but the said two (2) days’ notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.
SECTION 8. Chairman of the Board. Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article II, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.
SECTION 9. Presiding Director. If at any time the Chairman of the Board shall be an executive officer or former executive officer of the Corporation or for any reason shall not be an independent director, a Presiding Director shall be selected by the independent directors from among the directors who are not executive officers or former executive officers of the Corporation and are otherwise independent. If the Chairman of the Board of Directors is not present, the Presiding Director shall chair meetings of the Board of Directors. The Presiding Director shall chair any meeting of the independent Directors and shall also perform such other duties as may be assigned to the Presiding Director by these By-laws or the Board of Directors.
SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, or if none or in the Chairman’s absence or inability to act the Presiding Director, or if none or in the Presiding Director’s absence or inability to act, the Chief Executive Officer, or in the Chief Executive Officer’s absence or inability to act any Vice-President who is a member of the Board of Directors, or if none, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.
SECTION 11. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation.
SECTION 12. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the Board of Directors then in office, provided that a majority of the Whole Board of Directors, or a quorum, is present and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.
SECTION 13. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
SECTION 14. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III
COMMITTEES
SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the Whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.
SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.
SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the committee.
SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.
ARTICLE IV
OFFICERS
SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person.
SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.
SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the Whole Board.
SECTION 4. Chief Executive Officer. The Chief Executive Officer shall have such duties as customarily pertain to that office. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.
SECTION 5. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.
SECTION 7. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.
SECTION 8. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.
ARTICLE V
BOOKS AND RECORDS
SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary and by such officer or agent as shall be designated by the Board of Directors.
SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered (a) personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation, or (b) any other method permitted by applicable law and rules and regulations of the Securities and Exchange Commission as they presently exist or may hereafter be amended.
SECTION 3. Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI
STOCK
SECTION 1. Stock; Signatures. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and registered in certificated form. Stock certificates shall be signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.
SECTION 2. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.
SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.
SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.
ARTICLE VII
DIVIDENDS
Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE VIII
RATIFICATION
Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX
CORPORATE SEAL
The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.
ARTICLE X
FISCAL YEAR
The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.
ARTICLE XI
WAIVER OF NOTICE
Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing, whether before or after the time stated therein, to waive such notice requirement. Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him.
ARTICLE XII
BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.
SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.
SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.
SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
SECTION 1. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which these By-laws are in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification. Except as provided in Section 3 of this Article XIII, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XIII shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to Section 2 of this Article XIII); provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise. The rights conferred upon Covered Persons in this Article XIII shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
SECTION 2. To obtain indemnification under this Article XIII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2 of Article XIII, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (b) if no request is made by the claimant for a determination by Independent Counsel, (1) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (3) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within sixty (60) days after such determination.

SECTION 3. If a claim for indemnification under Section 1 of this Article XIII is not paid in full within sixty (60) days after a written claim pursuant to Section 2 of this Article XIII has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
SECTION 4. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Article XIII (a) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination. However, notwithstanding the foregoing, the Corporation’s obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, nonprofit entity, or other enterprise; and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.
SECTION 5. Any repeal, amendment, alteration or modification of the provisions of this Article XIII that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.
SECTION 6. This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors.
SECTION 7. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
SECTION 8. For purposes of this Article XIII:
(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XIII.

(3) “Change of Control” means
(i)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (x) the then outstanding common stock of the Corporation (the “Outstanding Corporation Common Stock”), or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of Directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation or any corporation controlled by the Corporation; (B) any acquisition by the Corporation or any corporation controlled by the Corporation; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (D) any acquisition by any corporation that is a Non-Control Acquisition (as defined below); or
(ii)	individuals who, as of the effective date of these Bylaws, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the effective date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)	consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition by the Corporation of assets or shares of another corporation (a “Business Combination”), unless, such Business Combination is a Non-Control Acquisition. A “Non-Control Acquisition” shall mean a Business Combination where: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (y) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Corporation or the Corporation being acquired, if any); and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)	approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.
SECTION 9. Any notice, request or other communication required or permitted to be given to the Corporation under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
ARTICLE XIV

AMENDMENTS
The Board of Directors shall have power to adopt, amend or repeal these By-laws. The stockholders of the Corporation shall have the power to adopt, amend or repeal these By-laws at a duly called meeting of the stockholders; provided that notice of the proposed adoption, amendment or repeal was given in the notice of the meeting; provided, further, that, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, Sections 7, 8 and 10 of Article I, Sections 2 and 12 of Article II, Article XIII and this Article XIV of these By-laws may not be amended or repealed by the stockholders of the Corporation without the affirmative vote of the holders of no less than 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.

APPENDIX D
ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT
CONCERNING DISSENTERS’ RIGHTS
7-113-101. DEFINITIONS.
For purposes of this article:
(1) “Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.
(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.
(4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.
(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.
(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.
(7) “Shareholder” means either a record shareholder or a beneficial shareholder.
7-113-102. RIGHT TO DISSENT.
(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:
(a) Consummation of a plan of merger to which the corporation is a party if:
(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or
(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;
(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;
(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1);
(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2); and
(e) Consummation of a conversion in which the corporation is the converting entity as provided in section 7-90-206 (2).
(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares that either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or were held of record by more than two thousand shareholders, at the time of:
(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;
(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or
(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:
(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;
(b) Shares of any other corporation which, at the effective date of the plan of merger or share exchange, either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or will be held of record by more than two thousand shareholders;
(c) Cash in lieu of fractional shares; or
(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.
(2) (Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)
(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.
(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.
(4) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.
(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.
(2) A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:
(a) The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.
7-113-201. NOTICE OF DISSENTERS’ RIGHTS.
(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (1).
(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (2).

7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT.
(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters’ rights shall:
(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and
(b) Not vote the shares in favor of the proposed corporate action.
(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.
(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.
7-113-203. DISSENTERS’ NOTICE.
(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.
(2) The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:
(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;
(f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and
(g) Be accompanied by a copy of this article.
7-113-204. PROCEDURE TO DEMAND PAYMENT.
(1) A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:
(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and
(b) Deposit the shareholder’s certificates for certificated shares.
(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.
(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.
(4) A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205. UNCERTIFICATED SHARES.
(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.
(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.
7-113-206. PAYMENT.
(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.
(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:
(a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;
(b) A statement of the corporation’s estimate of the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenters’ right to demand payment under section 7-113-209; and
(e) A copy of this article.
7-113-207. FAILURE TO TAKE ACTION.
(1) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(2) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.
7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.
(1) The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.
(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).
7-113-209. PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.
(1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:
(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;
(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or
(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.
7-113-301. COURT ACTION.
(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.
(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).
(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.
(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.
(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.
7-113-302. COURT COSTS AND COUNSEL FEES.
(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.
(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or
(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

APPENDIX E
PAYMENT DEMAND FORM

Attention:	Mexoro Minerals Ltd.
C. General Retana
#706 Col. San Felipe
Chihuahua, Chih. Mexico 31203
52 (614) 426 5505
Dear Sir or Madam:
The undersigned (the “Shareholder”) elects to exercise such shareholder’s dissenters’ rights under Colorado law with respect to the conversion of Mexoro Minerals Ltd. (the “Company”) from a corporation incorporated under the laws of the State of Colorado to a corporation incorporated under the laws of the State of Delaware (the “Reincorporation”).
1. Delivered herewith are the following certificates representing the Shareholder’s shares of common stock, no par value, of the Company (the “Shares”).

Name as it Appears on the Certificate	Certificate Number	Number of Shares

2. Payment for the Shares shall be made to the Shareholder at the following address:

Address:

3. The Shareholder hereby certifies that such shareholder acquired beneficial ownership of the Shares:
☐ before _____, 2010, the date of the first announcement to the news media or to the Company’s shareholders of the terms of the Reincorporation (the “Announcement Date”).
☐ on or after the Announcement Date.
4. The Shareholder understands and acknowledges that, with respect to the Shares set forth in this payment demand, such shareholder retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the Reincorporation and has only the right to receive payment for the shares after the effective date of the Reincorporation.

Very truly yours,

Date:

Signature of Shareholder

Print Name:

E-1

PRELIMINARY COPY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
MEXORO MINERALS LTD.
The undersigned, a stockholder of MEXORO MINERALS LTD., a Colorado corporation (the “Company”), does hereby appoint George Young as proxy with full power of substitution, in the name, place and stead of the undersigned, to vote at the Special Meeting of stockholders of the Company to be held at DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, California, 92121, on March 22, 2010 at 9:00 a.m., local time, and at any adjournments thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present.
The undersigned hereby instructs said proxies or their substitutes:
1.	To adopt the reincorporation of the Company from the State of Colorado to the State of Delaware.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	To adopt the name change of the Company to Pan American Goldfields Ltd.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Special Meeting or any adjournments thereof.
(continued, and to be signed on reverse side)

(continued from other side)
THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED “FOR” PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.

Dated:		,	2010

Signature(s)
Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.